UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) July 19, 2022 (July 19, 2022)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 West Jefferson Blvd, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock voting, $0.0025 par value	STLD	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On July 19, 2022, Steel Dynamics, Inc. (the “Company”) issued a press release titled “Steel Dynamics Announces Investment in New State-of-the-Art Low-Carbon Aluminum Flat Rolled Mill, Aligned with Its Core Steelmaking and Recycling Platforms.”  A copy of that press release is attached hereto as Exhibit 99.1.

The information contained in Exhibit 99.1 is furnished under this Item 7.01 and shall not be deemed "filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing thereunder or under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in any such filing.

Item 8.01. Other Events

The Company’s Board of Directors has authorized the Company to construct and operate a 650,000-tonne low-carbon, recycled aluminum flat rolled mill, with two supporting satellite recycled aluminum slab centers. The capital investment is estimated to be $2.2 billion for the three facilities, and commercial production is planned to begin in the first quarter 2025. The project will be funded with available cash and cash flow from operations.

The planned $1.9 billion aluminum flat rolled mill will be located in the Southeastern United States, with an annual production capacity of 650,000 tonnes of finished products, serving the sustainable beverage packaging, automotive, and common alloy industrial sectors. The product offering will be supported by various value-added finishing lines, including CASH (continuous annealing solution heat treating) lines, continuous coating, and various slitting and packaging operations. The rolling mill is currently expected to begin operations in the first quarter 2025. The company’s focus on decarbonization will also be applied to this aluminum operation, including plans to use a significant amount of pre- and post-consumer aluminum scrap in its production process, supported by the Company’s metals recycling platform, which is the largest nonferrous metals recycler in North America. The company will own over 94 percent of the rolling mill facility through a joint venture arrangement with Unity Aluminum, Inc., whose employees provide significant aluminum industry operating expertise to the project, complementing the company’s own proven extensive construction and operating talent.

At full capacity, the aluminum rolling mill will require approximately 900,000 tonnes of annual aluminum slab supply. The rolling mill is expected to have the capacity to supply approximately 50 percent of its recycled aluminum slab requirements onsite, with the remaining amount to be provided by the construction and operation of two additional satellite recycled aluminum slab centers, one to be located in the Southwestern United States and the other in Northcentral Mexico. The satellite slab centers will benefit from abundant regional aluminum scrap supply and cost-effective operations. The two facilities are expected to cost approximately $350 million in aggregate, with the Mexico facility expected to begin operations in 2024 and the U.S. facility by the end of 2025. The company will own 100 percent of the satellite facilities.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished with this report:

Exhibit Number	Description
99.1	A press release dated July 19, 2022, titled “Steel Dynamics Announces Investment in New State-of-the-Art Low-Carbon Aluminum Flat Rolled Mill, Aligned with Its Core Steelmaking and Recycling Platforms.”

104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/Theresa E. Wagler

Date: July 19, 2022	By:	Theresa E. Wagler
	Title:	Executive Vice President and Chief Financial Officer